March 19, 1999

PricewaterhouseCoopers LLP
2400 Eleven Penn Center
Philadelphia, PA 19103

In connection with your audit of the consolidated financial statements of First Republic Bancorp, Inc. for the year ended December 31, 1996 for the purpose of expressing an opinion as to whether such financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of First Republic Bancorp, Inc. in conformity with generally accepted accounting principles, you were previously provided with a representation letter under date of February 26, 1997. No information has come to our attention that would cause us to believe that any of those previous representations should be modified.

To the best of our knowledge and belief, no events have occurred subsequent to December 31, 1996 and through the date of this letter that would require adjustment to or disclosure in the aforementioned consolidated financial statements.




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[Name and title of chief executive officer]


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[Name and title of chief financial officer]